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                                                                   EXHIBIT 10.28


                  LOAN MODIFICATION AND ASSUMPTION AGREEMENT

     This Loan Modification Agreement is entered into as of April 14, 1998, by and among Exodus Communications, Inc., a California corporation ("Exodus California"), Exodus Communication, Inc., a Delaware corporation ("Exodus Delaware") whose address is 2650 San Tomas Expressway, Santa Clara, CA 95051, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.  WHEREAS,  Among other indebtedness which may be owing by Exodus California
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to Bank, Exodus California is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 14, 1996, together with all schedules thereto (the "Loan Agreement"), as may be amended from time to time. The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of One Million Dollars ($1,000,000) (the "Revolving Facility") and an equipment loan in the original principal amount of Eight Hundred Fifty Thousand Dollars ($850,000) (the "Equipment Line"). The Revolving Facility has been modified pursuant to, among other documents, an Amendment to Loan and Security Agreement dated December 8, 1997, pursuant to, among other things the Committed Line was increased to Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

2.  WHEREAS, hereinafter, all indebtedness owing by Exodus California to Bank
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shall be referred to as the "Indebtedness."

3.  WHEREAS, repayment of the Indebtedness is secured by the Collateral as
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defined in the Loan Agreement, and a Collateral Assignment, Patent Mortgage and
Security Agreement dated June 13, 1996.

4.  WHEREAS,  hereinafter, the above-described security documents and
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guaranties, together with all other documents securing repayment of the
Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

5.  WHEREAS, Exodus California merged with and into Exodus Delaware.  The sole
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purpose of the merger was the re-incorporation of Exodus California in the State of Delaware (the "Reincorporation").

6.  WHEREAS, Exodus Delaware desires to assume the Indebtedness owing by Exodus
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California, prior to the Reincorporation, to Bank under the Existing Loan
Documents (the "Assumption").

NOW THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree as follows:

A.

     1.  Assumption. Exodus Delaware hereby assumes and agrees to pay and
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perform when due all present and future indebtedness, liabilities and obligations under, based upon, or arising out of the Existing Loan Documents. Exodus Delaware agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Existing Loan Documents. All references in the Existing Loan Documents to "Borrower" shall be deemed to refer to Exodus Delaware. Furthermore, all present and future obligations of Exodus California shall be deemed to refer to all present and future obligations of Exodus Delaware. Exodus Delaware shall execute any and all documents required by Bank to perfect Bank's security interest in Collateral as described in the Loan Agreement.

     2.  Obligations.  Exodus Delaware acknowledges that the obligations are due
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and owing to Bank from Exodus California, and now on the part of Exodus
Delaware, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

     3.  Representations and Warranties.  Exodus Delaware hereby represents and
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warrants to Bank that all representations and warranties in the Existing Loan
Documents made on the part of Exodus California are true
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and correct on the date hereof with respect to Exodus Delaware, with the same force and effect as if Exodus Delaware were named as the Borrower in the Existing Loan Documents in place of Exodus California.

     4.  Consent.  Bank hereby consents to the Reincorporation and waives any
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and all defaults or Events of Default under the Existing Loan Documents that may have occurred or shall occur as a result of the Reincorporation. The execution and delivery in this Loan Modification and Assumption Agreement shall constitute a cure of any such default or Event of Default. Bank's consent to the current Reincorporation shall in no way be deemed a consent to future reincorporations by Borrower.

B.   DESCRIPTION OF CHANGE IN TERMS.
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     1.  Modification(s) to Loan Agreement.
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         a.  The term "Committed Line" as defined in Section 1.1 entitled
"Definitions" is hereby amended to mean Seven Million Dollars ($7,000,000).

         b. Item "(a)" of Section 2.1.1 entitled "Letters of Credit" is hereby amended in its entirety to read as follows:

Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances provided that the face amount of outstanding letters of credit (including drawn but unreimbursed letters of credit) shall not in any case exceed Seven Million Dollars ($7,000,000). Each such letter of credit shall have an expiry date no later than one hundred eighty (180) days after the Revolving Maturity Date provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of the Agreement is not extended by Bank. Notwithstanding the foregoing, Borrower shall provide Bank with a cash secured letter, in form and substance acceptable to Bank, to support any letters of credit with an expiry date later than 180 days after the Revolving Maturity Date. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement.

     c. Item "(a)" under Section 2.3 entitled "Interest Rates, Payments, and Calculations" is hereby amended in its entirety to read as follows:

     Except as set forth in Section 2.3(b), any Advances shall bear interest at a rate equal to the Prime Rate. Except as set forth in Section 2.3(b), any Equipment Advances shall bear interest at a rate equal to two and one-half (2.50) percentage points above the Prime Rate.

C.  CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever
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necessary to reflect the changes described above.

D.  PAYMENT OF LOAN FEE.   Borrower shall pay to Bank a fee in the amount of
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Three Thousand Two Hundred Forty Seven Dollars ($3,247) (the "Loan Fee"), plus all out-of-pocket expenses.

E.  NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
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below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

F.  CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification and Assumption Agreement, the terms of the Existing
Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification and Assumption Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification and Assumption Agreement shall constitute a satisfaction of the Indebtedness. It
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is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification and Assumption Agreement. The terms of this paragraph apply not only to this Loan Modification and Assumption Agreement, but also to all subsequent loan modification agreements.

G.  CONDITION.  The effectiveness of this Loan Modification and Assumption
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Agreement is conditioned upon payment of the Loan Fee.

     This Loan Modification and Assumption Agreement is executed as of the date first written above.

EXODUS CALIFORNIA:                              BANK:

EXODUS COMMUNICATIONS, INC.,                    SILICON VALLEY BANK,
A CALIFORNIA CORPORATION

By: /s/ Dick Stolz                              By: /s/ Peter Kidder
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Name: Dick Stoltz                               Name: Peter Kidder
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Title: CFO/COO                                  Title: SVP
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EXODUS DELAWARE:

EXODUS COMMUNICATIONS, INC.,
A DELAWARE CORPORATION

By: /s/ Dick Stoltz
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Name: Dick Stoltz
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Title: CFO/COO
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